Exhibit 4.1

                            LINE OF CREDIT AGREEMENT

Date: January 24, 2006

      THIS AGREEMENT is entered into between BIOPHAN TECHNOLOGIES, INC., a Nevada corporation having an office address at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586 (the "Borrower") and BIOMED SOLUTIONS, LLC, a New York limited liability Borrower having an office address at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586 (the "Lender").

      The Lender has agreed to lend Borrower an amount up to five million dollars ($5,000,000.00) in accordance with the terms of this Agreement.

1. COMMITMENT. The Lender agrees to make advances to the Borrower at any time during this Agreement and prior to the Termination Date, in an aggregate principal amount up to but not exceeding the sum of $5,000,000 at any one time outstanding (the "Commitment"). Advances (the "Advances") shall be requested and made in accordance with the terms of Section 10(a) hereof. During this period, the Borrower may use the Commitment by borrowing, paying, renewing or prepaying the outstanding balance as reflected by this Agreement, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding any provision herein to the contrary, the Borrower may not request an aggregate advances of greater than $1,500,000 in any thirty (30) day period. The Commitment shall extend through June 30, 2007, which date shall be the Termination Date. During the term of the Commitment, Borrower's obligations shall be represented by the Borrower's Convertible Promissory Note payable to the order of the Lender, in substantially the form attached hereto as Exhibit A (the "Note").

2.    NOTICE OF BORROWING. The Borrower shall give the Lender at least fifteen
      (15) days' prior written notice of the date and the amount of each borrowing pursuant to the Commitment, which notice shall comply with the requirements of Section 10(a) hereof. On or before the date specified in such notice, the Lender will make the amount then to be loaned by it available to the Borrower. The Borrower shall be obligated to borrow the entire amount of the Commitment prior to the Termination Date.

3. INTEREST. The Borrower shall pay interest upon the amount at any time outstanding upon the Note, at the rate of eight percent (8%) per annum. Interest on the outstanding balance of principal advanced shall accrue and be payable upon payment or prepayment in full of the unpaid principal balance.

4. PAYMENT. Payment shall be made on the Termination Date in accordance with the terms of the Note. All payments (including prepayments) by the Borrower on account of principal and interest on either Note shall be made to the Lender by corporate check at the address specified in the Note or by wire transfer.
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5.    WARRANTS. In consideration of the Commitment, the Borrower shall issue to the Lender warrants for the purchase of one million one hundred ninety eight thousand six hundred thirty (1,198,630) shares of common stock of the Borrower, at an exercise price of $1.89 (the "Warrants"). The Warrants shall have a life of five (5) years. The form of Warrant is attached hereto as Exhibit B.

6. USE OF PROCEEDS. The proceeds of the loans made hereunder shall be used for the corporate working capital purposes of the Borrower.

7. EVENTS OF DEFAULT. Upon the occurrence and continuance of any Event of Default as defined in the Note, the Lender may, by notice to the Borrower, declare the Commitment immediately terminated and/or any amounts outstanding hereunder to be forthwith due and payable, whereupon the Commitment shall be immediately terminated and/or the outstanding principal amount of the Note, together with accrued interest thereon, shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein to the contrary.

8.    REGISTRATION RIGHTS.

      (a) Restrictions on Sale of Shares. The Lender acknowledges that the Shares issuable upon conversion of the Note or exercise of the Warrants (collectively, the "Shares") will be issued pursuant to an exemption from registration under the Securities Act, have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act and any applicable securities laws or unless an exemption from such registration is available. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH LAWS.

            The Borrower may refuse to register (or to permit its transfer agent to register) any transfer of any Shares not made in accordance with this Article V and for such purpose may place stop order instructions with its transfer agent with respect to the Shares.

            The Borrower shall, at the request of the Lender, remove from each certificate evidencing the Shares the legend described above and cause its transfer agent to remove any stop transfer instructions if in the opinion of counsel reasonably satisfactory to the Borrower the securities evidenced thereby may be publicly sold without registration under the Securities Act and applicable state securities laws.


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      (b)   Registration Procedures. The Borrower shall:

            (i) use its reasonable best efforts to prepare and file with the SEC as soon as practicable, but in any event no later than one hundred eighty (180) days following the date of the first Advance under the Note, a registration statement under the Securities Act on Form S-3, or such other form that the Borrower is eligible to use for such purpose, relating to the sale of the Shares by the Lender from time to time (the "Registration Statement");

            (ii) use its reasonable best efforts to cause such Registration Statement promptly to become and remain effective for a period of time required for the disposition of the Shares by the holders thereof or until the second anniversary of the date of the first Advance under the Note, whichever is earlier; provided, however, that before filing such Registration Statement or any amendments thereto, the Borrower shall furnish the representatives of the Lender copies of all documents proposed to be filed, which documents shall be subject to the review of such representatives. The Borrower shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective if it voluntarily takes any action that would result in the Lender not being able to sell its Shares, unless such action is required under applicable law;

            (iii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of or until the second anniversary of the date of the first Advance under the Note, whichever is earlier;

            (iv) furnish to the Lender such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits if requested by the Lender), and of each prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Lender may reasonably request;

            (v) use its reasonable best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the Lender shall reasonably request, and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect (provided, however, that the Borrower shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to do so; and provided further that the Borrower shall not be required to qualify such Shares in any jurisdiction in which the securities regulatory authority requires that the Lender submit any shares of its Shares to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Shares in such jurisdiction unless the Lender agrees to do so), and do such other reasonable acts and things as may be required of it to enable the Lender to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;


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

            (vi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make an earnings statement satisfying the provisions of Section 11(a) of the Securities Act generally available to the Lender no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Shares are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Borrower's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover said twelve-month period;

            (vii) use its reasonable best efforts to cause all such Shares to be listed on each securities exchange or quotation system on which the Common Stock is then listed or quoted, if any;

            (viii) give written notice to the Lender:

                  (a) when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

                  (b) of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

                  (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

                  (d) of the receipt by the Borrower or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (e) of the happening of any event that requires the Borrower to make changes in such Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

            (ix) use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;


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

            (x) furnish to the Lender, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Lender so requests in writing, all exhibits (including those, if any, incorporated by reference);

            (xi) upon the occurrence of any event contemplated by Section 8(b)(vii)(e) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Lender, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Borrower notifies the Lender in accordance with Section 8(b)(vii)(e) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Lender shall suspend use of such prospectus and use its reasonable best efforts to return to the Borrower all copies of such prospectus (at the Borrower's expense) other than permanent file copies then in the Lender's possession;

            (xii) make reasonably available for inspection by representatives of the Lender, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Borrower and cause the Borrower's officers, directors and employees to supply all relevant information reasonably requested by such representative or any such attorney, accountant or agent in connection with the registration; and

            (xiii) use reasonable best efforts to procure the cooperation of the Borrower's transfer agent in settling any offering or sale of Shares, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Lender.

            Notwithstanding anything in this Section 8(b) to the contrary, the Borrower shall not be obligated to request acceleration of the effectiveness of the registration statement or to prepare and file a post-effective amendment or supplement to the registration statement or the prospectus constituting a part thereof during the continuance of a Blackout Event. A "Blackout Event" means any of the following:
            (i) the possession by the Borrower of material information that is not ripe for disclosure in a registration statement or prospectus, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Borrower or that disclosure of such information in a registration statement or the prospectus constituting a part thereof would be detrimental to the business and affairs of the Borrower; or (ii) any material engagement or activity by the Borrower which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Borrower, be adversely affected by disclosure in a registration statement or prospectus at such time.


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

      (c) Expenses. All expenses incurred in connection with each registration pursuant to Section 8(b), including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance), listing fees or fees of the NASD, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws and fees and disbursements of counsel for the Borrower, shall be paid by the Borrower, except that the Lender shall bear and pay (i) any commissions or discounts applicable to securities offered for its account in connection with any registrations, filings and qualifications made pursuant to this Agreement and (ii) any fees and expenses incurred in respect of counsel or other advisors to the Lender.

      (d) Indemnification and Contribution. i.The Borrower shall indemnify and hold harmless the Lender, each of its directors and officers, each Person who participates in the offering of such Shares, including underwriters (as defined in the Securities Act), and each Person, if any, who controls the Lender or a participating Person within the meaning of the Securities Act (collectively, the "Lender Indemnified Parties"), against any losses, claims, damages or liabilities, joint or several, to which any such Lender Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse any such Lender Indemnified Party for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Borrower shall not be liable to an Lender Indemnified Party in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (i) made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Lender Indemnified Party, or (ii) contained in any Prospectus that is corrected or disclosed in any subsequent Prospectus that was delivered to the Lender prior to the pertinent sale or sales by the Lender. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Lender Indemnified Party, and shall survive the transfer of such securities by the Lender.


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

            The Lender shall indemnify and hold harmless the Borrower, each of its directors and officers, each Person, if any, who controls the Borrower within the meaning of the Securities Act, and each agent and any underwriter for the Borrower (within the meaning of the Securities Act) (collectively, "Borrower Indemnified Parties") against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Lender expressly for use in connection with such registration; and the Lender shall reimburse any legal or other expenses reasonably incurred by any Borrower Indemnified Party (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of the Lender hereunder shall be limited to the net proceeds received by the Lender in connection with any such registration under the Securities Act.

            If the indemnification provided for in this Section 8(d) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (c) is not permitted by applicable Law, the parties shall contribute based upon the relevant benefits received by the Borrower from the original issuance of the securities on the one hand and the aggregate proceeds received by the Lender from the sale of securities on the other.


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

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the other party who was not guilty of such fraudulent misrepresentation.

            Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by the indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the indemnified party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the indemnified party shall not relieve the indemnifying party of any liability that it may have to the indemnifying party hereunder unless such failure is materially prejudicial to the indemnifying party. If notice of commencement of any such action is given to the indemnifying party as provided above, the indemnifying party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action, or
            (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the indemnifying party. No indemnifying party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

            The agreements contained in this Section 8(d) shall survive the transfer of the Shares by the Lender and sale of all the Shares pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Lender, the Lender's directors or officers or any participating or controlling Person.


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      (e)   Prospectus Delivery. In connection with the sale of any Shares pursuant to a Registration Statement, the Lender shall deliver to the purchaser thereof the Prospectus forming a part of the Registration Statement and all relevant supplements thereto which have been provided by the Borrower to the Lender on or prior to the applicable delivery date, all in accordance with the requirements of the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities laws. If at any time or from time to time, the Borrower notifies the Lender in writing that the registration statement or the prospectus forming a part thereof (taking into account any prior amendments or supplements thereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Lender shall not offer or sell any Shares or engage in any other transaction involving or relating to the Shares, from the time of the giving of notice with respect to such untrue statement or omission until the Lender receives written notice from the Borrower that such untrue statement or omission no longer exists or has been corrected or disclosed in an effective post-effective amendment to the registration statement or a valid prospectus supplement to the prospectus forming a part thereof.

9.    MISCELLANEOUS.

      a. Notices. All notices, requests, and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed as set forth above or to such other address as may be hereafter designated in writing by the respective parties hereto.

      b. No Waiver, Cumulative Remedies, Amendment. No failure to exercise and no delay in exercising on the part of the Lender, any right, power, or privilege hereunder or under either Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No modification or waiver of any provision of this Agreement nor consent to any departure by the Borrower from the provisions hereof shall be effective unless the same shall be in writing from the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. No notice to the Borrower shall entitle the Borrower to any other or further notice in other similar circumstances unless expressly provided for herein. No course of dealing between the Borrower and the Lender shall operate as a waiver of any of the rights of the Lender under this Agreement.

      c. Payment of Fees. The Borrower agrees to pay all reasonable costs and expenses of the Lender in connection with the enforcement of, or the preservation of rights arising under, the Note, including reasonable legal fees and disbursements arising in connection therewith.


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

      d. Entire Agreement. This Agreement and Exhibit A constitute the entire agreement between Borrower and Lender with respect to the subject matter hereof and supersede all prior understandings and agreements, written or oral, regarding the subject matter. Unless otherwise provided herein, this Agreement may be modified or amended only by a written consent executed by both parties.

      e. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interests hereunder without the prior written consent of the Lender.

      f. Construction. This Agreement and the rights and obligations of the parties hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the State of New York. Both parties consent to the jurisdiction of the state and federal courts located in Rochester, New York with respect to any disputes arising between the parties.

                           (Signature page to follow)


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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above.

                               BORROWER:

                               BIOPHAN TECHNOLOGIES, INC.


                               By: /s/ Darryl Canfield
                                   ---------------------------------------------
                               Name:  Darryl Canfield
                               Title: Vice President and Chief Financial Officer


                               LENDER:

                               BIOMED SOLUTIONS, LLC


                               By: /s/ Michael L. Weiner
                                   ---------------------------------------------
                               Name:  Michael L. Weiner
                               Title: Manager


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